INCENTIVE STOCK OPTION AGREEMENT

UNDER THE CAMDEN NATIONAL CORPORATION
2012 EQUITY AND INCENTIVE PLAN

Name of Optionee:
No. of Option Shares:
Option Exercise Price per Share:	$
Grant Date:
Expiration Date:

Pursuant to the Camden National Corporation 2012 Equity and Incentive Plan, as amended through the date hereof (the “Plan”), Camden National Corporation (the “Company”) hereby grants to the Optionee named above a stock option (the “Stock Option”) to purchase, on or prior to the Expiration Date specified above, all or part of the number of shares of Common Stock, no par value (the “Stock”), of the Company specified above at the Option Exercise Price per share specified above, subject to the terms and conditions set forth herein and in the Plan.
1.          Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Committee (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated:

Incremental (Aggregate) Number of Option Shares Exercisable	Exercisability Date

# #	DATE

# #	DATE

# #	DATE

# #	DATE

# #	DATE
 Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.
2.          Manner of Exercise.
(a)          The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Committee of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.
Unless otherwise elected by the Optionee and approved by the Committee, payment of the purchase price for the Option Shares shall be made by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.
If elected by the Optionee and approved by the Committee, whole or partial payment may be made by one or more of the following methods: (A) in cash, by certified or bank check or other instrument acceptable to the Committee; (B) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that have been beneficially owned by the Optionee for at least six (6) months and are not then subject to any restrictions under any Company plan. Payment instruments will be received subject to collection.
The delivery of certificates representing the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Option under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the shares attested to.
(b)          Certificates for the shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)          The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.
(d)          Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
(3)         Termination of Employment. If the Optionee’s employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a)          Termination Due to Death. If the Optionee’s employment terminates by reason of death, any Stock Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee’s legal representative or legatee for a period of twelve (12) months from the date of death or until the Expiration Date, if earlier.
(b)          Termination Due to Disability. If the Optionee’s employment terminates by reason of Disability (as defined in the Plan), any Stock Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee for a period of twelve (12) months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the 12-month period provided in this Section 3(b) shall extend such period for another twelve (12) months from the date of death or until the Expiration Date, if earlier.
(c)          Termination for Cause. If the Optionee’s employment terminates for Cause (as defined in the Plan), any Stock Option held by the Optionee shall terminate immediately and be of no further force and effect.
(d)          Termination Due to Retirement. If the Optionee’s employment terminates due to Retirement (as defined in the Plan) from the Company, and on the date of Retirement the Optionee is at least sixty-five (65) years old and has been employed by the Company for at least five (5) consecutive years, then any Stock Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee for a period of twelve (12) months from the date of Retirement or until the Expiration Date, if earlier.
(e)     Other Termination. If the Optionee’s employment terminates for any reason other than as set forth in subsections (a), (b), (c) and (d) above, and unless otherwise determined by the Committee, any Stock Option held by the Optionee may be exercised, only to the extent immediately exercisable on the date of termination, for a period of three (3) months from the date of termination or until the Expiration Date, if earlier. Any Stock Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.
The Committee’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

4.          Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, a copy of which the Optionee acknowledges having received, including the powers of the Committee set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.           Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
6.           Status of the Stock Option. This Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that this Stock Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Stock Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Stock Option, he or she will notify the Company within thirty (30) days after such disposition.
7.           Tax Withholding.
(a)          Payment in Stock. Unless otherwise elected by the grantee and approved by the Committee, subject to the Company’s insider trading policy, as in effect from time to time, the minimum required tax withholding obligation shall be satisfied in full by the grantee authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.
(b)          Payment by Grantee. If the grantee elects and the Committee approves a form of payment other that provided in Section 13(a), above, each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. Such arrangements may include payment, in whole or in part by the grantee transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.
8.           Miscellaneous.
(a)          This Option Award and the Plan contain the entire agreement of the parties relating to the subject matter hereof and supersede any prior agreements or understandings with respect hereto.
(b)          Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.
(c)          This Stock Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary or with respect to any future Awards.

CAMDEN NATIONAL CORPORATION

By:

Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:

Optionee’s Signature

Optionee’s name and address:

NAME
ADDRESS